AMENDMENT #7 TO THIRD RESTATED AND
                       AMENDED LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT #7 TO THIRD RESTATED AND AMENDED LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of February 13, 2006, by and among GMAC COMMERCIAL FINANCE LLC, as successor by merger to GMAC Commercial Credit LLC, which was the successor in interest to BNY Financial Corporation ("GMAC CF"), as Agent and Lender, PNC BANK, NATIONAL ASSOCIATION ("PNC", and together with GMAC CF, "Lenders"), as Lender and Co-Agent, JACO ELECTRONICS, INC. ("Jaco"), NEXUS CUSTOM ELECTRONICS, INC. ("Nexus") and INTERFACE ELECTRONICS, INC. ("Interface", and together with Jaco and Nexus, "Borrowers").

                              W I T N E S S E T H :

         WHEREAS, Borrowers, GMAC CF, PNC and Jaco de Mexico, Inc. entered into that certain Third Restated and Amended Loan and Security Agreement, dated December 22, 2003 (the "Third Restated Agreement"), as amended by (i) Amendment #1 to the Third Restated Agreement, dated September 20, 2004, (ii) Amendment #2 to the Third Restated Agreement, dated November 23, 2004, (iii) Amendment #3 to the Third Restated Agreement, dated February 11, 2005, (iv) Waiver and Amendment #4 to the Third Restated Agreement, dated as of May 10, 2005, (v) Waiver and Amendment # 5 to the Third Restated Agreement, dated September, 2005, and (vi) Waiver #6 to the Third Restated Agreement, dated as of November 14, 2005 (as heretofore amended and as hereafter restated, supplemented, extended, renewed, amended and otherwise modified from time to time, the "Loan Agreement"), and into various instruments, agreements and other documents executed and/or delivered in connection therewith (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, restated, renewed, extended, substituted, modified or supplemented from time to time, collectively, the "Loan Documents"); and

         WHEREAS, Borrowers have requested that Lenders agree to amend certain terms of the Loan Agreement, and Lenders have agreed to accommodate Borrowers' request subject to the terms and conditions set forth herein, all as more particularly set forth below.

         NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Effective as of the date hereof, the definition of the term "Contract Rate" set forth in Section 1.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                           "Contract Rate" shall mean, with respect to Revolving
                  Advances, an Interest Rate per annum equal to, as applicable:

                               (A) the Base Rate, plus (x) if the Fixed Charge
                  Coverage Ratio for the two consecutive full fiscal quarters immediately preceding the date of calculation was equal to or greater than 1.1 to 1.0, one (1.0%) percent, or (y) if the Fixed Charge Coverage Ratio for either of the two consecutive

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                  full fiscal quarters immediately preceding the date of
                  calculation was less than 1.1 to 1.0, one and one-half (1.50%) percent ;or

                               (B) the Eurodollar Rate, plus (x) if the Fixed
                  Charge Coverage Ratio for the two consecutive full fiscal quarters immediately preceding the date of calculation was equal to or greater than 1.1 to 1.0, three and one-half (3.50%) percent, or (ii) if the Fixed Charge Coverage Ratio for either of the two consecutive full fiscal quarters immediately preceding the date of calculation was less than
                  1.1 to 1.0, four (4.0%) percent."

(b) Effective as of the date hereof, the definition of the term "Inventory Availability" set forth in Section 1.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                           "Inventory Availability" shall mean the Revolving
                  Advances against Eligible Inventory which Lenders may from time to time during the Term make available to Borrowers, in an amount up to the least of (a) $17,000,000 (the "Inventory Sublimit"), or (b) thirty-eight percent (38%) of the cost of Jaco Eligible Inventory, other than LCD Inventory, calculated on a first-in, first-out basis, or (c) eighty-five percent (85%) of the net orderly liquidation value of Jaco Eligible Inventory, calculated as of the date of calculation (the lesser of the foregoing clause (b) and clause (c), the "Inventory Advance Rate")."

(c) Effective as of the date hereof, Section 1.2 of the Loan Agreement is hereby amended and restated in its entirety by the addition thereto, in the appropriate alphabetical sequence, of the definition of the term "Temporary Availability Advance", to read as follows:

                           "Temporary Availability Advance" has the meaning set
forth in Section 2.14(a)."

(d) Effective as of the date hereof, Section 1.2 of the Loan Agreement is hereby amended and restated in its entirety by the addition thereto, in the appropriate alphabetical sequence, of the definition of the term "Temporary Availability Amount", to read as follows:

                           "Temporary Availability Amount" shall mean an amount
                  equal, in the sole and absolute discretion of Agent, to the lesser of:

                               (A) (x) on February 13, 2006 and thereafter
                  through and including February 20, 2006, up to $1,500,000, (y) on February 21, 2006 and thereafter through and including March 20, 2006, up to $800,000, and (z) on March 21, 2006 and
                  at all times thereafter, $0, and

                               (B) (x) on February 13, 2006 and thereafter
                  through and including February 20, 2006, an amount equal to seven percent (7%) of the cost of Eligible Inventory (calculated on a first-in, first-out basis),(y) on February 21, 2006 and thereafter through and including March 20, 2006, an amount equal to four percent (4%) of the cost (calculated on a first-in, first-out basis) of Eligible Inventory, and (z) on March 21, 2006 and at all times thereafter, $0."

2. Formula Amount. Effective as of the date hereof, Clause (y) of Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:


                    "(y) an amount equal to the sum of:

(i)      Receivables Availability, plus

(ii) Inventory Availability, plus,

(iii) in the sole and absolute discretion of Agent, the Temporary

                                            Availability Amount, minus

(iv) the amount of any outstanding Letters of Credit, minus

(v) Reserves."

3. Advances.

(a) Effective as of the date hereof, Section 2.14(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                           "(a) Each borrowing of Revolving Advances shall be
                  advanced according to the applicable Commitment Percentages of Lenders; provided, that any Revolving Advance, or portion thereof, that would have caused the aggregate balance of Revolving Advances to exceed the Formula Amount if Agent had not, in the exercise of its discretion, made the Temporary Availability Amount available ("Temporary Availability Advances") shall be advanced solely by GMAC CF."

(b) Effective as of the date hereof, the first sentence of Section 2.14(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                           "Subject to Section11.2 hereof, each payment
                  (including each prepayment) by Borrowers on account of the principal of the Revolving Advances shall be applied first, to outstanding Temporary Availability Advances, and then to the other Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders."

4. Interest. Effective as of the date hereof, Section 3.1 of the Loan Agreement is amended and restated to add the following sentence at the end thereof:

                           "Notwithstanding anything to the contrary set forth
                  herein, interest payable by Borrowers hereunder with respect to any portion of the Revolving Advances constituting Temporary Availability Advances shall be payable solely for the account of GMAC CF."

5. Letter of Credit Fees. Effective as of the date hereof, the first sentence of
Section 3.2(a) of the Loan Agreement is hereby amended to read in its entirety as follows:

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                           "(a) Borrowers shall pay (x) to Agent, for the
                  benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied, with respect to each monthly payment of fees, by
                  (i) if the Fixed Charge Coverage Ratio for the two consecutive full fiscal quarters immediately preceding the date upon which such payment is due was equal to or greater than 1.1 to 1.0, three and one-half (3.50%) percent, or (ii) if the Fixed Charge Coverage Ratio for either of the two consecutive full fiscal quarters immediately preceding the date upon which such payment is due was less than 1.1 to 1.0, four (4.0%) percent, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term, and (y) to Agent for the benefit of the Issuer, any and all fees and expenses as agreed upon by the Issuer and the Borrowers in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees")."

6. Inventory Appraisals. Effective as of the date hereof, Section 3.4(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                           "(c) Inventory Appraisals. Borrowers shall pay all
                  costs and expenses relating to at least two inventory appraisals per year undertaken by an appraiser designated by Agent; provided, however, that after the occurrence of a Default or Event of Default, additional inventory appraisals may, at the request of the Lenders, be made by Agent at Borrowers' expense. Any Lender may request semi-annually that Agent perform, or cause to be performed, such inventory appraisals."

7. Financial Covenants. Effective as of December 31, 2005, Section 6.9(b) of the Loan Agreement is hereby amended to read in its entirety as follows:

                           "(b) Fixed Charge Coverage Ratio. Maintain, as of the
                  end of each period set forth below, a Fixed Charge Coverage Ratio for the Loan Parties on a Consolidated Basis of not less than the ratio set forth below opposite such period:

                                                   Period Ratio
                   six months ending 12/31/05`                     0.4 to 1.0
                   three months ending 3/31/06                     1.1 to 1.0
                   six months ending 6/30/06                       1.2 to 1.0
                   nine months ending 9/30/06                      1.2 to 1.0
                   as of the end of each quarterly period
                   thereafter, on a four-quarter rolling basis
                   for the previous four quarters                  1.2 to 1.0

8. Application of Proceeds of Collateral. Effective as of the date hereof,
Section 11.2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "11.2  Application of Proceeds.

                      Upon the exercise by Agent of any remedies of enforcement
               against the Collateral, the proceeds realized from any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent and each of the Lenders for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations other than, if an Event of Default has occurred and is continuing, outstanding Temporary Availability Advances; third, to fees payable in connection with this Agreement; fourth, to furnish to Agent cash collateral in an amount not less than 105% of the aggregate undrawn amount of all Letters of Credit, such cash collateral arrangements to be in form and substance satisfactory to Agent; fifth, to the principal of the Obligations other than, if an Event of Default has occurred and is continuing, outstanding Temporary Availability Advances; and sixth, if an Event of Default has occurred and is continuing, to the principal of outstanding Temporary Availability Advances and accrued but unpaid interest thereon. If any deficiency shall arise, Loan Parties shall remain liable to Agent and Lenders therefor. If it is determined by an authority of competent jurisdiction that a disposition by Agent of Collateral did not occur in a commercially reasonable manner, Agent may obtain a deficiency judgment for the difference between the amount of the Obligations and the amount that a commercially reasonable sale of the Collateral would have yielded. Agent will not be considered to have offered to retain the Collateral in satisfaction of the Obligations unless Agent has entered into a written agreement with the Loan Parties to that effect."

9. Borrowers' Acknowledgements and Reaffirmations.

(a) Each Borrower hereby acknowledges, confirms and agrees that as of the date of Borrowers' execution hereof, none of the Obligations are subject to offset, defense or counterclaim of any kind, nature or description whatsoever.

(b) Each Borrower hereby ratifies and confirms the Loan Agreement and each of the other Loan Documents as being legal, valid and binding joint and several obligations of Borrowers, enforceable against Borrowers in accordance with their respective terms as modified hereby. Each Borrower hereby confirms that there are no defenses to the performance of any of such Borrower's obligations under the Loan Agreement or any of the other Loan Documents. Each Borrower hereby ratifies and confirms such Borrower's grant to Agent, for the ratable benefit of Agent, Lenders and each Issuer, of first priority perfected liens upon, and security interests in, the properties and assets of such Borrower heretofore mortgaged, pledged, granted or assigned to Agent under the Loan Agreement and the other Loan Documents, and acknowledges and confirms that such first priority perfected liens and security interests secure, and shall continue to secure, the Obligations, subject only to such prior security interests as are expressly permitted under the Loan Documents.

(c) By its signature below, each Borrower ratifies and affirms to the Agent and the Lenders that as of the date hereof, it is in full compliance with all covenants under the Loan Documents, and certifies (i) that all representations and warranties of Borrowers in the Loan Documents are true and accurate as of the date hereof, with the same effect as if they had been made as of the date hereof, (ii) no Default or Event of Default has occurred and is continuing, or would result from the execution, delivery and performance by Borrowers of this Amendment;

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(iii) each Borrower has full power, right and legal authority to execute, deliver and perform its obligations under this Amendment; (iv) each Borrower has taken all action necessary to authorize the execution and delivery of, and the performance of its obligations under, this Amendment; and (v) this Amendment does not constitute a breach of any other agreement or understanding to which such Borrower is a party or by which any property of such Borrower is bound.

10. Ratifications. By their signatures below, each Borrower hereby ratifies the Loan Agreement ( as hereby amended) and agrees (i) to be jointly and severally liable for all Obligations under the Loan Agreement, and (ii) that all of the outstanding amounts of the Loans under the Loan Agreement, as of the date hereof, are the valid and binding Obligations of each of them, and (iii) to repay to the Agent, for the benefit of the Lenders, such Obligations (including but not limited to all applicable interest) in accordance with the terms of the Loan Agreement, but in no event later than the Termination Date.

11. No Other Modifications. Except as specifically set forth herein, no other changes or modifications to the Loan Agreement or the other Loan Documents are intended or implied, and, in all other respects the Loan Agreement and the other Loan Documents shall continue to remain in full force and effect in accordance with their respective original terms except as heretofore amended in writing. Nothing contained herein shall evidence a waiver by either Lender of any other provision of the Loan Agreement or any of the other Loan Documents.

12. No Third Party Beneficiaries. The terms and provisions of this Amendment shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Amendment.

13. Condition to Effectiveness. The effectiveness of the terms and provisions of this Amendment shall be subject to the receipt by Agent of an original of this Amendment, duly authorized, executed and delivered by Borrowers.

14. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of this Amendment by electronically confirmed telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.

15. Merger. This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This Amendment cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.

16. Amendment Fees. In consideration of the Lenders' agreement to the amendments effected hereby, Borrowers agree to pay to the Agent, for the ratable benefit of the Lenders, concurrently with their execution hereof, a non-refundable fee in the amount of $100,000. In addition, in consideration of the Temporary Availability Amount established hereby, Borrowers agree to pay to Agent, for the benefit of GMAC CF, a non-refundable fee in the amount of $5,750. Borrowers hereby authorize the Lenders to automatically charge to Borrowers' account the respective amounts of such fees. It is understood and agreed by the parties that the fees payable pursuant to this Paragraph 16 shall not be taken into account for the purposes of calculating either the Fixed Charge Coverage Ratio or EBITDA under the Loan Agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date hereinabove written.

                                               GMAC COMMERCIAL FINANCE LLC,
                                               as Agent and Lender

                                               By: /s/Daniel J Murray
                                                   ----------------------
                                               Title: 1st VP
                                                      -------------------

AGREED AND ACCEPTED:


PNC BANK, NATIONAL ASSOCIATION,
   as Lender

By: /s/Sari J. Smith
      ----------------------
Title: Vice President
       ---------------------


JACO ELECTRONICS, INC., Borrower

By: /s/Jeffrey D. Gash
    -------------------------
Title: CFO
      -----------------------


NEXUS CUSTOM ELECTRONICS, INC., Borrower

By: /s/Jeffrey D. Gash
    -------------------------
Title: CFO
      -----------------------

INTERFACE ELECTRONICS, INC., Borrower

By: /s/Jeffrey D. Gash
    -------------------------
Title: CFO
      -----------------------




    [Amendment #7 to Third Restated and Amended Loan and Security Agreement]